EXHIBIT 10(iii)(A)(1)

EMPLOYMENT AGREEMENT

               AGREEMENT made as of [November , 1999] by and between THE INTERPUBLIC GROUP OF COMPANIES, INC., a corporation of the State of Delaware (hereinafter referred to as "Interpublic"), and THOMAS DOWLING (hereinafter referred to as "Executive").

               In consideration of the mutual promises set forth herein the parties hereto agree as follows:

ARTICLE I
Term of Employment

               1.01      Upon the terms and subject to the conditions set forth herein, Interpublic will employ Executive for the period beginning [November , 1999 and ending on November 26, 2004], or on such earlier date as the employment of Executive shall terminate pursuant to Article VII or Article VIII. The period during which Executive is employed hereunder is referred to herein as the "term of employment". Executive will serve Interpublic during the term of employment.

ARTICLE II
Duties

               2.01      During the term of employment Executive will:
(i) Use his best efforts to promote the interests of Interpublic and devote his full time and efforts to its business and affairs;

(ii) Perform such duties as Interpublic may from time to time assign to him; and

(iii) Serve as Vice President, General Auditor and in any such offices of Interpublic or its subsidiaries as he may be elected or appointed to.

ARTICLE III
Compensation

               3.01      During the term of employment, Interpublic will compensate Executive for the duties performed by him hereunder, including all services rendered as an officer or director of Interpublic, by payment of a salary at the rate of Two Hundred Twenty Five Thousand Dollars ($225,000) per annum, payable in equal installments, which Interpublic may pay at either monthly or semi-monthly intervals, subject to customarily withholding for federal and state taxes and Twenty Five Thousand Dollars ($25,000) in the form of an Executive Special Benefits Agreement ("ESBA").

               3.02      Interpublic may at any time increase the compensation paid to Executive hereunder if Interpublic in its discretion shall deem it advisable so to do in order to compensate him fairly for services rendered to Interpublic.

ARTICLE IV
Bonuses

               4.01      Executive will be eligible during the term of employment to participate in the Management Incentive Compensation Plan ("MICP"), in accordance with the terms and conditions of the Plan established from time to time. Executive shall be eligible to receive MICP awards up to fifty (50%) of his base salary, but the actual award, if any, shall be determined by Interpublic and shall be based on profits of Interpublic, Executive's individual performance and management discretion.

               4.02      Executive shall be entitled to receive a sign-on bonus of Fifty Thousand Dollars ($60,000).

ARTICLE V
Long-Term Performance Incentive Plan; Stock Options

               5.01      As soon as administratively feasible after full execution of this Agreement, Interpublic will use its best efforts to have the Compensation Committee of its Board of Directors ("Committee") grant Executive an award for the 1999-2002 performance period under Interpublic's Performance Incentive Plan ("LTPIP") equal to Two Thousand (2,000) performance points tied to the cumulative compound profit growth of Interpublic, and options under Interpublic's Stock Incentive Plan to purchase Four Thousand (4,000) shares of Interpublic common stock which may not be exercised in any part prior to the end of the performance period, and thereafter shall be exercisable in whole or in part.

               5.02      As soon as administratively feasible after full execution of this Agreement, Interpublic will use its best efforts to have the Committee grant Executive options to purchase an aggregate of Five Thousand (5,000) shares of Interpublic Common Stock, which may not be exercised in any part for a period of three (3) years from the date of the grant and thereafter shall be exercisable in three annual installments, the first of which may be exercised for forty percent (40%) of the number of shares covered by the option on or after the third anniversary of the date of the grant and the second and third of which may be exercised on or after each successive anniversary date of the grant for thirty percent (30%) of the number of shares covered by the option.

               5.03      As soon as administratively feasible after full execution of this Agreement, Interpublic will use its best efforts to have the Committee grant to Executive, an award of Two Thousand Five Hundred (2,500) restricted shares of Interpublic common stock which shares shall have a restriction period ending five years from the date of grant.

ARTICLE VI
Other Employment Benefits

               6.01      Executive shall be entitled to an automobile allowance of Seven Thousand Dollars ($7,000) per annum.

               6.02      Executive shall be entitled to a financial planning allowance of Two Thousand Five Hundred Dollars ($2,500) per annum.

               6.03      Executive shall be entitled to four (4) weeks vacation.

               6.04      Executive shall be eligible to participate in such other employee benefits as are available from time to time to other Interpublic key management executives in accordance with the then-current terms and conditions established by Interpublic for eligibility and employee contributions required for participation in such benefits opportunities.

ARTICLE VII
Termination

               7.01      Interpublic may terminate the employment of Executive hereunder:

                            (i)      By giving Executive notice in writing at any time specifying a termination date not less than six (6) months after the date on which such notice is given, in which event his employment hereunder shall terminate on the date specified in such notice; or;

                            (ii)      By giving him notice in writing at any time specifying a termination date less than six (6) months after the date on which such notice is given. In this event his employment hereunder shall terminate on the date specified in such notice and Interpublic shall thereafter pay him a sum equal to the amount by which six (6) months salary at his then current rate exceeds the salary paid to him for the period from the date on which such notice is given to the termination date specified in such notice. Such payment shall be made during the period immediately following the termination date specified in such notice, in successive equal monthly installments each of which shall be equal to one month's salary at the rate in effect at the time of such termination, with any residue in respect of a period less than one month to be paid together with the last installment.

                            (iii)      However, with respect to any payments of salary due to Executive after notice of termination shall have been given pursuant to Subsection 7.01 (i), should Executive commence other employment during the period when payments thereunder are being made, said payments shall cease forthwith. Moreover, with respect to any payment of salary or salary equivalents to Executive after notice of termination shall have been given pursuant to Subsection 7.01 (ii), should Executive commence other employment prior to the last payment due under that subsection, no further payments shall be made to Executive.

               7.02      Executive may at any time give notice in writing to Interpublic specifying a termination date not less than six (6) months after the date on which such notice is given, in which event his employment hereunder shall terminate on the date specified in such notice.

               7.03      If the employment of Executive hereunder is terminated pursuant to this Article VII by either Interpublic or Executive, Executive shall continue to perform his duties hereunder until the termination date at his salary in effect on the date that notice of such termination is given.

               7.04      Notwithstanding anything else in this Agreement, Interpublic may terminate the employment of Executive hereunder for Cause. For purposes of this Agreement, "Cause" means any of the following:

                            (a)         any material breach by Executive of any material provision of this Agreement (including without limitation Sections 8.01 and 8.02 hereof) upon written notice of same by the Interpublic describing in reasonable detail the breach asserted and stating that it constitutes notice pursuant to this Section 7.04(a), which breach, if capable of being cured, has not been cured within 30 days after such notice (it being understood and agreed that a breach of Section 8.01 or 8.02 hereof and a breach of Executive's duty to devote his full business time to the affairs of Interpublic, among others, shall be deemed not capable of being cured);

                            (b)         Executive's absence from duty for a period of time exceeding fifteen (15) consecutive business days or twenty (20) out of any (30) consecutive business days (other than account of permitted vacation or as permitted for illness, disability or authorized leave in accordance with Interpublic's policies and procedures) without the consent of the Board of Directors;

                            (c)         Executive having commenced employment with another employer prior to the effective date of Executive's voluntary resignation from employment with Interpublic under Section 7.02 hereof without the consent of the Board of Directors of Interpublic;

                            (d)         misappropriation by Executive of funds or property of Interpublic or any attempt by Executive to secure any personal profit related to the business of Interpublic (other than as permitted by this Agreement) and not fairly disclosed to and approved by the Board of Directors;

                            (e)         fraud, dishonesty, disloyalty, gross negligence or willful misconduct on the part of Executive in the performance of his duties as an employee of Interpublic; or

                            (f)          a felony conviction of Executive.

Upon a termination for Cause, Interpublic shall pay Executive his salary and benefits through the date of termination of employment; and Executive shall receive no severance hereunder.

               7.05      If Executive dies before [October 26, 2004] his employment hereunder shall terminate on the date of his death.

ARTICLE VIII
Covenants

               8.01      While Executive is employed hereunder by Interpublic he shall not without the prior written consent of Interpublic engage, directly or indirectly, in any other trade, business or employment, or have any interest, direct or indirect, in any other business, firm or Corporation; provided, however, that he may continue to own or may hereafter acquire any securities of any class of any publicly-owned company.

               8.02      Executive shall treat as confidential and keep secret the affairs of Interpublic and shall not at any time during the term of employment or thereafter, without the prior written consent of Interpublic, divulge, furnish or make known or accessible to, or use for the benefit of, anyone other than Interpublic and its subsidiaries and affiliates any information of a confidential nature relating in any way to the business of Interpublic or its subsidiaries or affiliates or their clients and obtained by him in the course of his employment hereunder.

               8.03      If Executive violates any provision of Section 8.01 or Section 8.02, Interpublic may, notwithstanding the provisions of Section 7.01, terminate the employment of Executive at any time by giving him notice in writing specifying a termination date. In such event, his employment hereunder shall terminate on the date specified in such notice.

               8.04      All records, papers and documents kept or made by Executive relating to the business of Interpublic or its subsidiaries or affiliates or their clients shall be and remain the property of Interpublic.

               8.05      All articles invented by Executive, processes discovered by him, trademarks, designs, advertising copy and art work, display and promotion materials and, in general, everything of value conceived or created by him pertaining to the business of Interpublic or any of its subsidiaries or affiliates during the term of employment, and any and all rights of every nature whatever thereto, shall immediately become the property of Interpublic, and Executive will assign, transfer and deliver all patents, copyrights, royalties, designs and copy, and any and all interests and rights whatever thereto and thereunder to Interpublic, without further compensation, upon notice to him from Interpublic.

               8.06      Following the termination of Executive's employment hereunder for any reason, Executive shall not for a period of twelve (12) months from such termination either: (a) solicit any employee of Interpublic or to leave such employ to enter the employ of Executive or of any Interpublic or enterprise with which Executive is then associated, or (b) solicit or handle on Executive's own behalf or on behalf of any other person, firm or Interpublic, the advertising, public relations, sales promotion or market research business of any advertiser which is a client of Interpublic at the time of such termination.

ARTICLE IX
Assignment

               9.01      This Agreement shall be binding upon and enure to the benefit of the successors and assigns of Interpublic. Neither this Agreement nor any rights hereunder shall be assignable by Executive and any such purported assignment by him shall be void.

ARTICLE X
Arbitration

               10.01      Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, including claims involving alleged legally protected rights, such as claims for age discrimination in violation of the Age Discrimination in Employment Act of 1967, as amended, Title VII of the Civil Rights Act, as amended, and all other federal and state law claims for defamation, breach of contract, wrongful termination and any other claim arising because of Executive's employment, termination of employment or otherwise, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and Section 12.01 hereof, and judgement upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The arbitration shall take place in the city where Executive customarily renders services to Interpublic.

ARTICLE XI
Agreement Entire

               11.01      This Agreement constitutes the entire understanding between Interpublic and Executive concerning his employment by Interpublic or any of its parents, affiliates or subsidiaries and supersedes any and all previous agreements between Executive and Interpublic or any of its parents, affiliates or subsidiaries concerning such employment, and/or any compensation or bonuses. This Agreement may not be changed orally.

ARTICLE XII
Applicable Law

               12.01      The Agreement shall be governed by and construed in accordance with the laws of the State of New York.
THE INTERPUBLIC GROUP OF COMPANIES, INC.

By: /S/ C. KENT KROEBER
C. Kent Kroeber

/S/ THOMAS DOWLING
Thomas Dowling

EXHIBIT 10(iii)(A)(2)

EMPLOYMENT AGREEMENT

               AGREEMENT made as of January 28, 2002 by and between THE INTERPUBLIC GROUP OF COMPANIES, INC., a Delaware corporation ("Interpublic" or the "Corporation"), and PHILIPPE KRAKOWSKY ("Executive").

               In consideration of the mutual promises set forth herein the parties hereto agree as follows:

ARTICLE I
Term of Employment

               1.01 Subject to the provisions of Article VII and Article VIII, and upon the terms and subject to the conditions set forth herein, the Corporation will employ Executive for the period beginning January 28, 2002 ("Commencement Date") and ending on December 31, 2006. (The period during which Executive is employed hereunder is referred to herein as the "term of employment.") Executive will serve the Corporation during the term of employment.

ARTICLE II
Duties

               2.01 During the term of employment, Executive will:
(i) Serve as Senior Vice President, Director of Corporate Communications of the Corporation, with primary responsibility for communications to the public of the Corporation's strategy and profile.

(ii) Use his best efforts to promote the interests of the Corporation and devote his full time and efforts to their business and affairs;

(iii) Perform such duties consistent with the position described in subsection (i) of this section as the Chief Executive Officer of the Corporation may from time to time assign to him;

(iv) Serve in such other offices of the Corporation as he may be elected or appointed to; and

               (v)         Executive shall perform his services at the Corporation's headquarters offices in New York City and shall not be required to physically relocate. All air travel shall be mutually determined by Executive and the Corporation as necessary to fulfillment of Executive's responsibilities.

ARTICLE III
Regular Compensation

               3.01      The Corporation will compensate Executive for the duties performed by him hereunder, by payment of total base compensation at the rate of Three Hundred Fifty Thousand Dollars ($350,000) per annum, of which Three Hundred Thousand Dollars ($300,000) shall be payable in equal installments, which the Corporation shall pay at semi-monthly intervals, subject to customary withholding for federal, state and local taxes. In addition, Fifty Thousand Dollars ($50,000) shall be paid pursuant to an Executive Special Benefit Agreement ("ESBA") to be entered into between the Executive and the Corporation.

               3.02      The Corporation may at any time increase the compensation paid to Executive under this Article III if the Corporation in its sole discretion shall deem it advisable to do so in order to compensate him fairly for services rendered to the Corporation.

ARTICLE IV
Bonuses

               4.01      Executive will be eligible during the term of employment to participate in the Management Incentive Compensation Plan ("MICP"), in accordance with the terms and conditions of the Plan established from time to time. Executive shall be eligible to receive MICP awards up to one hundred percent (100%) of his total base compensation, but the actual award, if any, shall be determined by the Corporation and shall be based on profits of Interpublic, Executive's individual performance, and management discretion.

               4.02      As soon as administratively feasible after full execution of this Agreement, Interpublic will use its best efforts to have the Compensation Committee of its Board of Directors ("Committee") grant Executive an award for the 1999-2002 performance period under a Special Performance Incentive Plan equal to one thousand (1,000) performance units tied to the cumulative compound profit growth of Interpublic.

               4.03      As soon as administratively feasible after full execution of this Agreement, Interpublic will use its best efforts to have the Committee grant Executive an award for the 2001-2004 performance period under Interpublic's Long-Term Performance Incentive Plan ("LTPIP") equal to two thousand three hundred fifteen (2,315) performance units tied to the cumulative compound profit growth of Interpublic and options under Interpublic's Stock Incentive Plan to purchase nine thousand two hundred sixty (9,260) shares of Interpublic common stock which may not be exercised in any part prior to the end of the performance period and thereafter shall be exercisable in whole or in part.

               4.04      Executive shall be paid a one-time bonus of One Hundred Thousand Dollars ($100,000) within sixty (60) days of full execution of this agreement, provided that he has been employed by the Corporation during such time.

ARTICLE V
Interpublic Stock

               5.01      As soon as administratively feasible after full execution of this Agreement, Interpublic will use its best efforts to have the Compensation Committee of its Board of Directors ("Committee") grant to Executive eight thousand (8,000) shares of Interpublic Common Stock which will be subject to a five year vesting restriction.

               5.02      As soon as administratively feasible after full execution of this Agreement, Interpublic will use its best efforts to have the Committee grant to Executive options to purchase twenty-five thousand (25,000) shares of Interpublic Common Stock, which will be subject to all the terms and conditions of the Interpublic Stock Incentive Plan. Forty percent (40%) of the options will be exercisable after the third anniversary of the date of grant, thirty percent (30%) will be exercisable after the fourth anniversary and thirty percent (30%) will be exercisable after the fifth anniversary of the date of grant through the tenth anniversary of the date of grant.

ARTICLE VI
Other Employment Benefits

               6.01      Executive shall be eligible to participate in such other employee benefits as are available from time to time to other key management executives of Interpublic in accordance with the then-current terms and conditions established by Interpublic for eligibility and employee contributions required for participation in such benefits opportunities.

               6.02      Executive shall be reimbursed for all reasonable out-of-pocket expenses actually incurred by him in the conduct of the business of the Corporation provided that Executive submits all substantiation of such expenses to the Corporation on a timely basis in accordance with standard policies of Interpublic.

               6.03      Executive shall be entitled to an automobile allowance of Ten Thousand Dollars ($10,000) per annum, and shall be reimbursed for actual parking expenses in New York City relating to business purposes, provided that Executive submits all substantiation of such parking expenses to the Corporation on a timely basis in accordance with standard policies of Interpublic.

               6.04      Executive shall be elected a member of the Interpublic Development Council.

               6.05      Executive shall be entitled to four (4) weeks vacation per year.

ARTICLE VII
Termination

               7.01      The Corporation may terminate the employment of Executive hereunder:

              (i)          By giving Executive notice in writing at any time specifying a termination date not less than twelve (12) months after the date on which such notice is given, in which event Executive's employment hereunder shall terminate on the date specified in such notice, or

              (ii)         By giving Executive notice in writing at any time specifying a termination date less than twelve (12) months after the date on which such notice is given. In this event Executive's employment hereunder shall terminate on the date specified in such notice and the Corporation shall thereafter pay him a sum equal to the amount by which twelve (12) months salary at his then current rate exceeds the salary paid to him for the period from the date on which such notice is given to the termination date specified in such notice. Such payment shall be made during the period immediately following the termination date specified in such notice, in successive equal monthly installments each of which shall be equal to one (1) month's salary at the rate in effect at the time of such termination, with any residue in respect of a period less than one (1) month to be paid together with the last installment.

              (iii)        Executive shall, in addition to the payments under subsection (i) and (ii)

above, be entitled to a pro-rata vesting of stock options and restricted stock through the twelve-month period from the date of notice of termination (or in the event of a termination resulting from non-renewal of this Agreement through the end date of this Agreement) in accordance with the terms of the Corporation's Plans.

              During the termination period provided in subsection (i), or in the case of a termination under subsection (ii) providing for a termination period of less than twelve (12) months, for a period of twelve (12) months after the termination notice, Executive will be entitled to receive all employee benefits accorded to him prior to termination provided, that such benefits shall cease upon such date that Executive accepts employment with another employer offering similar benefits.

               7.02      Notwithstanding the provisions of Section 7.01, during only the second six-month period of notice of termination or severance payments, as the case may be, Executive will use reasonable, good faith efforts to obtain other employment reasonably comparable to his employment under this Agreement. Upon obtaining other employment during such second six-month period (including work as a consultant, independent contractor or establishing his own business), Executive will promptly notify the Corporation, and (a) in the event that Executive's salary and other non-contingent compensation ("new compensation") payable to Executive in connection with his new employment shall equal or exceed the salary portion of the amount payable by the Corporation under Section 7.01, the Corporation shall be relieved of any obligation to make payments under Section 7.01, or (b) in the event Executive's new compensation shall be less than the salary portion of payments to be made under Section 7.01, the Corporation will pay Executive the difference between such payments and the new compensation.

               7.03      Executive may at any time give notice in writing to the Corporation specifying a termination date not less than six (6) months after the date on which such notice is given, in which event his employment hereunder shall terminate on the date specified in such notice, and Executive shall receive his salary until the termination date. Provided however that the Corporation may, at its option, upon receipt of such notice determine an earlier termination date.

               7.04      Notwithstanding the provisions of Section 7.01, the Corporation may terminate the employment of Executive hereunder, at any time after the Commencement Date, for Cause. For purposes of this Agreement, "Cause" means the following:

               (i)          Any material breach by Executive of any provision of this Agreement (including without limitation Sections 8.01 and 8.02 hereof) upon notice of same by the Corporation which breach, if capable of being cured, has not been cured within fifteen (15) business days after such notice (it being understood and agreed that a breach of Section 8.01 or 8.02 hereof, among others, shall be deemed not capable of being cured);

               (ii)          Executive's absence from duty for a period of time exceeding fifteen (15) consecutive business days or twenty (20) out of any thirty (30) consecutive business days (other than on account of permitted vacation or as permitted for illness, disability or authorized leave in accordance with Interpublic's policies and procedures) without the consent of the Board of Directors of the Corporation;

               (iii)         The acceptance by Executive, prior to the effective date of Executive's voluntary resignation from employment with the Corporation, of a position with another employer, without the consent of the Board of Directors;

               (iv)         Misappropriation by Executive of funds or property of the Corporation or any attempt by Executive to secure any personal profit related to the business of the Corporation (other than as permitted by this Agreement) and not fairly disclosed to and approved by the Board of Directors;

(v) Fraud, dishonesty, disloyalty, gross negligence or willful misconduct on the part of Executive in the performance of his duties as an employee of the Corporation;

(vi) A felony conviction of Executive; or

               (vii)        Executive's engaging, during the term of employment, in activities which are prohibited by state and/or federal laws prohibiting discrimination based on age, gender, race, religion or national origin, or engaging in conduct which constitutes sexual harassment, as defined by applicable law.

               Upon a termination for Cause, the Corporation shall pay Executive his salary through the date of termination of employment, and Executive shall not be entitled to any Special Bonus or Performance Bonus with respect to the year of termination, or to any other payments hereunder.

ARTICLE VIII
Covenants

               8.01      While Executive is employed hereunder by the Corporation he shall not, without the prior written consent of the Corporation, which will not be unreasonably withheld, engage, directly or indirectly, in any other trade, business or employment, or have any interest, direct or indirect, in any other business, firm or corporation; provided, however, that he may continue to own or may hereafter acquire any securities of any class of any publicly-owned company.

               8.02      Executive shall treat as confidential and keep secret the affairs of the Corporation and shall not at any time during the term of employment or for a period of three (3) years thereafter, without the prior written consent of the Corporation, divulge, furnish or make known or accessible to, or use for the benefit of, anyone other than the Corporation and its subsidiaries and affiliates any information of a confidential nature relating in any way to the business of the Corporation or its subsidiaries or affiliates or their clients and obtained by him in the course of his employment hereunder.

               8.03      All records, papers and documents kept or made by Executive relating to the business of the Corporation or its subsidiaries or affiliates or their clients shall be and remain the property of the Corporation.

               8.04      All articles invented by Executive, processes discovered by him, trademarks, designs, advertising copy and art work, display and promotion materials and, in general, everything of value conceived or created by him pertaining to the business of the Corporation or any of its subsidiaries or affiliates during the term of employment, and any and all rights of every nature whatever thereto, shall immediately become the property of the Corporation, and Executive will assign, transfer and deliver all patents, copyrights, royalties, designs and copy, and any and all interests and rights whatever thereto and thereunder to the Corporation.

               8.05      Following the termination of Executive's employment hereunder for any reason, Executive shall not for a period of two (2) years from such termination, (a) solicit any employee of the Corporation, Interpublic or any affiliated company of Interpublic to leave such employ to enter the employ of Executive or of any person, firm or corporation with which Executive is then associated or (b) solicit or handle on Executive's own behalf or on behalf of any other person, firm or corporation, the event marketing, public relations, advertising, sales promotion or market research business of any person or entity which is a client of the Corporation.

               8.06      If at the time of enforcement of any provision of this Agreement, a court shall hold that the duration, scope or area restriction of any provision hereof is unreasonable under circumstances now or then existing, the parties hereto agree that the maximum duration, scope or area reasonable under the circumstances shall be substituted by the court for the stated duration, scope or area.

               8.07      Executive acknowledges that a remedy at law for any breach or attempted breach of Article VIII of this Agreement will be inadequate, and agrees that the Corporation shall be entitled to specific performance and injunctive and other equitable relief in the case of any such breach or attempted breach.

               8.08      Executive represents and warrants that neither the execution and delivery of this Employment Agreement nor the performance of Executive's services hereunder will conflict with, or result in a breach of, any agreement to which Executive is a party or by which he may be bound or affected, in particular the terms of any employment agreement to which Executive may be a party. Executive further represents and warrants that he has full right, power and authority to enter into and carry out the provisions of this Employment Agreement.

ARTICLE IX
Arbitration

               9.01      Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, including claims involving alleged legally protected rights, such as claims for age discrimination in violation of the Age Discrimination in Employment Act of 1967, as amended, Title VII of the Civil Rights Act, as amended, and all other federal and state law claims for defamation, breach of contract, wrongful termination and any other claim arising because of Executive's employment, termination of employment or otherwise, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and Section 12.01 hereof, and judgement upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The arbitration shall take place in the city where Executive customarily renders services to the Corporation. The prevailing party in any such arbitration shall be entitled to receive attorneys fees and costs.

ARTICLE X
Assignment

               10.01      This Agreement shall be binding upon and enure to the benefit of the successors and assigns of the Corporation. Neither this Agreement nor any rights hereunder shall be assignable by Executive and any such purported assignment by him shall be void.

ARTICLE XI
Agreement Entire

               11.01      This Agreement constitutes the entire understanding between the Corporation and Executive concerning his employment by the Corporation or any of its parents, affiliates or subsidiaries and supersedes any and all previous agreements between Executive and the Corporation or any of its parents, affiliates or subsidiaries concerning such employment, and/or any compensation or bonuses. Each party hereto shall pay its own costs and expenses (including legal fees) incurred in connection with the preparation, negotiation and execution of this Agreement. This Agreement may not be changed orally.

ARTICLE XII
Applicable Law

               12.01      The Agreement shall be governed by and construed in accordance with the laws of the State of New York.
THE INTERPUBLIC GROUP OF COMPANIES, INC.

By: /S/ C. KENT KROEBER
Name: C. Kent Kroeber
Title: Senior Vice President, Human Resources

/S/ PHILIPPE KRAKOWSKY
Philippe Krakowsky